As filed with the Securities and Exchange Commission on June 26, 2019

Registration No. 333-232336

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELDORADO RESORTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3657681
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

Eldorado Resorts, Inc.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

(775) 328-0100

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Eldorado Resorts, Inc. Amended and Restated 2015 Equity Incentive Plan

(Full title of the plan)

Thomas R. Reeg

Chief Executive Officer

Eldorado Resorts, Inc.

100 West Liberty Street, 11th Floor

Reno, Nevada 89501

(775) 328-0100

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:

Deborah R. Conrad, Esq.

Milbank LLP

2029 Century Park East, 33rd Floor

Los Angeles, California 90067-3019

(424) 386-4671

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (reg. no. 333-232336) is being filed solely for the purpose of removing Exhibit 4.2 and refiling the previous Exhibit 4.3 thereto, in order to correct an administrative error which resulted in the wrong document being filed as Exhibit 4.3. The correct document has been filed as Exhibit 4.2 to this Post-Effective Amendment No. 1. All other portions of the Registration Statement, as previously filed, remain unchanged.

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 19, 2014), as amended by Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2018).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 19, 2014).

4.1	The description of the Company’s common stock, par value $0.00001 per share, contained in the Company’s Registration Statement on Form 8-A filed with the Commission on September 18, 2014 and Amendment No. 1 to Form 8-A filed with the Commission on September 19, 2014 and including any other amendments or reports filed for the purpose of updating such description.

4.2*	Eldorado Resorts, Inc. Amended and Restated 2015 Equity Incentive Plan.

4.3	Form of Performance Stock Unit Award Agreement pursuant to the Eldorado Resorts, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 of the Company’s Annual Report on Form 10-K filed on March 1, 2019).

5.1**	Opinion of McDonald Carano LLP.

23.1**	Consent of McDonald Carano LLP (included in Exhibit 5.1).

23.2**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1**	Power of Attorney (included in signature page to this Registration Statement)

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on this 26th day of June, 2019.

Eldorado Resorts, Inc.

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Executive Vice President and Chief Legal Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Reeg	Chief Executive Officer (Principal Executive Officer) and Director	June 26, 2019
Thomas R. Reeg

/s/ Bret Yunker		June 26, 2019
Bret Yunker	Chief Financial Officer (Principal Financial Officer)

*	Executive Chairman of the Board of Directors	June 26, 2019
Gary L. Carano

*	Director	June 26, 2019
Bonnie Biumi

*	Director	June 26, 2019
Frank J. Fahrenkopf Jr.

*	Director	June 26, 2019
James B. Hawkins

*	Director	June 26, 2019
Gregory J. Kozicz

*	Director	June 26, 2019
Michael E. Pegram

*	Director	June 26, 2019
David P. Tomick

*	Director	June 26, 2019
Roger P. Wagner

*	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
Attorney-in-fact

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